News Release

FOR IMMEDIATE RELEASE	November 3, 2009

Rowan Reports Third Quarter 2009 Operating Results

HOUSTON, TEXAS – For the three months ended September 30, 2009, Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE: RDC) generated net income of $78.4 million or $0.69 per share, compared to $114.1 million or $1.00 per share in the third quarter of 2008 and $96.6 million or $0.85 per share in the second quarter of 2009.  Excluding the tax benefit described in the following paragraph, earnings in the third quarter of 2009 were $61.4 million or $0.54 per share.  Revenues were $393.4 million in the third quarter of 2009, compared to $527.1 million in the third quarter of 2008 and $482.2 million in the second quarter of 2009.

Results for the third quarter of 2009 included a $17.0 million or $0.15 per share net tax benefit related to a recent third-party tax court ruling, which provided that certain foreign-source income is not taxable in the United States.  This is in addition to the $8.0 million or $0.07 per share tax benefit recorded during the second quarter related to the same issue.  Results for the third quarter of 2008 included gains on asset disposals of $21.4 million or $0.12 per share.  There were no significant asset disposals in the second or third quarters of 2009.

Rowan’s drilling operations generated revenues of $258.4 million in the third quarter of 2009, down by 28% from the prior-year quarter and by 19% from the second quarter of 2009 due primarily to lower rig utilization.  The Company’s gross drilling margin was 53% of revenues in the third quarter of 2009, down from 54% in the prior-year quarter and 57% in the second quarter of 2009.  Income from drilling operations was $81.1 million in the third quarter of 2009, down by 51% from the prior-year quarter and by 37% from the second quarter of 2009.

Rowan’s manufacturing operations generated external revenues of $135.0 million in the third quarter of 2009, down by 21% from the prior-year quarter and by 16% from the second quarter of 2009.  The Company’s gross manufacturing margin was 13% of revenues in the third quarter of 2009, up from 12% in the prior-year quarter and 9% in the second quarter of 2009.  Income from manufacturing operations was $6.0 million in the third quarter of 2009, up by 13% from the prior-year quarter and by 122% from the second quarter of 2009.

2800 Post Oak Blvd., Suite 5450,  Houston, Texas 77056
Tel: (713) 621-7800  Fax: (713) 960-7509

Matt Ralls, President and Chief Executive Officer, commented, “Our third quarter results, both in drilling and manufacturing, benefitted from our contract backlog and great execution by our employees.  While excess rig supply has, and will likely continue to, put pressure on day rates, we believe global demand for jack-ups and land rigs bottomed during the third quarter.  Many drilling tenders remain highly competitive, but we are seeing a notable increase in demanding drilling projects for which our higher specification equipment and capable workforce provide a competitive advantage.  We are encouraged by the increased contracting activity in the North America land and jack-up drilling markets, and optimistic regarding the multiple inquiries for our Super Gorilla Class rigs, especially in the North Sea.  In our manufacturing operations, a recent improvement in demand for our innovative mining equipment has been a positive development on top of our success in adding three new rig kit packages earlier this year.”

Rowan Companies, Inc. is a worldwide provider of contract drilling services utilizing a fleet of 22 high-spec offshore jack-up rigs and 32 deep-well land drilling rigs. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
Suzanne M. McLeod
Director of Investor Relations
(713) 960-7517
smcleod@rowancompanies.com

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	SEPTEMBER 30,	DECEMBER 31,
	2009	2008

ASSETS

Cash and cash equivalents	$681.1	$222.4
Accounts receivable	361.2	485.0
Inventories	480.8	551.4
Other current assets	127.8	110.4
Total current assets	1,650.9	1,369.2
Property, plant and equipment - net	3,440.0	3,147.5
Other assets	91.7	32.2
TOTAL	$5,182.6	$4,548.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	118.3	235.0
Other current liabilities	308.9	444.7
Total current liabilities	492.1	744.6
Long-term debt	801.2	355.6
Other liabilities	917.2	788.9
Stockholders' equity	2,972.1	2,659.8
TOTAL	$5,182.6	$4,548.9

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2009	2008	2009	2008

REVENUES	$393.4	$527.1	$1,370.4	$1,599.7

COSTS AND EXPENSES:
Operations (excluding items shown below)	238.2	312.5	758.6	937.9
Depreciation and amortization	43.7	36.2	126.8	102.8
Selling, general and administrative	24.1	27.6	73.4	85.7
Loss (gain) on sale of property and equipment	0.3	(21.4)	(4.3)	(28.3)
Total	306.3	354.9	954.5	1,098.1
INCOME FROM OPERATIONS	87.1	172.2	415.9	501.6
Net interest and other income (expense)	(0.7)	(0.9)	3.1	4.0
INCOME BEFORE INCOME TAXES	86.4	171.3	419.0	505.6
Provision for income taxes	8.0	57.2	112.3	172.3
NET INCOME	$78.4	$114.1	$306.7	$333.3

NET INCOME PER DILUTED SHARE	$0.69	$1.00	$2.70	$2.94

AVERAGE DILUTED SHARES	113.9	113.8	113.6	113.5

NOTE:  See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	NINE MONTHS
	ENDED SEPTEMBER 30
	2009	2008
CASH PROVIDED BY (USED IN):
Operations:
Net income	$306.7	$333.3
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	126.8	102.8
Deferred income taxes	70.6	38.0
Gain on disposals of assets	(4.3)	(28.3)
Other - net	4.5	9.0
Net changes in current assets and liabilities	(62.1)	(17.7)
Net changes in other noncurrent assets and liabilities	(33.2)	(3.5)
Net cash provided by operations	409.0	433.6

Investing activities:
Property, plant and equipment additions	(393.2)	(618.5)
Proceeds from disposals of property, plant and equipment	5.7	53.4
Decrease in restricted cash balance	—	50.0
Net cash used in investing activities	(387.5)	(515.1)

Financing activities:
Proceeds from borrowings	491.7	80.0
Repayments of borrowings	(51.2)	(131.2)
Payment of cash dividends	—	(33.7)
Proceeds from equity compensation plans and other	(3.3)	34.6
Net cash provided by (used in) financing activities	437.2	(50.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	458.7	(131.8)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	222.4	284.5
CASH AND CASH EQUIVALENTS, END OF PERIOD	$681.1	$152.7

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	September 30, 2009				June 30, 2009				September 30, 2008
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$ (b)	% Revs.

DRILLING OPERATIONS:
Revenues	$258.4		$258.4	100	$320.8		$320.8	100	$357.1	100
Operating costs (excluding items shown below)	(122.2)	$0.9	(121.3)	(47)	(137.1)	$0.3	(136.8)	(43)	(163.3)	(46)
Depreciation and amortization expense	(39.8)		(39.8)	(15)	(38.7)		(38.7)	(12)	(32.2)	(9)
Selling, general and administrative expenses (c)	(16.3)		(16.3)	(6)	(17.4)		(17.4)	(5)	(16.2)	(5)
Gain on sale of property and equipment	0.1		0.1	0	—		—	—	21.5	6
Income from operations	$80.2	$0.9	$81.1	31	$127.6	$0.3	$127.9	40	$166.9	47
EBITDA (d)	$119.9	$0.9	$120.8	47	$166.3	$0.3	$166.6	52	$177.6	50

OFFSHORE RIG DAYS:
Operating			1,197				1,561		1,817
Available			2,024				2,002		1,915
Utilization			59%				78%		95%

LAND RIG DAYS:
Operating			1,652				1,721		2,620
Available			2,944				2,849		2,710
Utilization			56%				60%		97%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$137.9				$150.4		$131.4
Middle East rigs			161.4				144.7		159.2
North Sea rigs			209.2				285.4		238.3
All offshore rigs			182.5				177.2		161.1
Land rigs			22.5				22.4		20.9

(a) Amounts include intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation and any loss on sale of property and equipment, less any gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	September 30, 2009					June 30, 2009					September 30, 2008
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (b)	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$219.1	100	$(84.1)	$135.0	100	$196.5	100	$(35.1)	$161.4	100	$170.0	100
Operating costs (excluding items shown below)	(172.6)	(79)	55.7	(116.9)	(87)	(172.6)	(88)	25.2	(147.4)	(91)	(149.2)	(88)
Depreciation and amortization expense	(3.9)	(2)		(3.9)	(3)	(3.9)	(2)		(3.9)	(2)	(4.0)	(2)
Selling, general and administrative expenses (c)	(7.8)	(4)		(7.8)	(6)	(7.3)	(4)		(7.3)	(5)	(11.4)	(7)
Gain (loss) on sale of property and equipment	(0.4)	(0)		(0.4)	(0)	(0.1)	(0)		(0.1)	(0)	(0.1)	(0)
Income from operations	$34.4	16	$(28.4)	$6.0	4	$12.6	6	$(9.9)	$2.7	2	$5.3	3
EBITDA (d)	$38.7	18	$(28.4)	$10.3	8	$16.6	8	$(9.9)	$6.7	4	$9.4	6

REVENUES:
Drilling Products and Systems	$177.5	81	$(84.1)	$93.4	69	$141.9	72	$(35.1)	$106.8	66	$110.9	65
Mining, Forestry and Steel Products	41.6	19	—	41.6	31	54.6	28	—	54.6	34	59.1	35
Total	$219.1	100	$(84.1)	$135.0	100	$196.5	100	$(35.1)	$161.4	100	$170.0	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$745.4		$(340.9)	$404.5		$914.0		$(424.4)	$489.6		$562.5
Mining, Forestry and Steel Products	35.3		—	35.3		28.2		—	28.2		131.5
Total	$780.7		$(340.9)	$439.8		$942.2		$(424.4)	$517.8		$694.0

(a) Amounts include intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation and any loss on sale of property and equipment, less any gain on sale.